RESTRICTED STOCK UNITS AWARD AGREEMENT

THIS RESTRICTED STOCK UNITS AWARD AGREEMENT (this “Agreement”) is made and entered into by and between Viemed Healthcare, Inc., a corporation duly incorporated under the laws of the Province of British Columbia (the “Company”) and the “Participant” (identified in the award notice attached electronically hereto (the “Award Notice”)), an individual, on the “Date of Grant” (identified in the Award Notice) pursuant to the Viemed Healthcare, Inc. 2020 Long Term Incentive Plan (effective June 11, 2020) (the “Plan”). The Plan is incorporated by reference herein in its entirety. Capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the Plan or, if applicable, the Award Notice.

WHEREAS, Participant is an Employee or Director, and in connection therewith, the Company desires to grant to Participant the number of restricted stock units identified in the Award Notice (“Restricted Stock Units” or “RSUs”), subject to the terms and conditions of this Agreement and the Plan, with a view to increasing Participant’s interest in the Company’s welfare and growth; and

WHEREAS, Participant desires to have the opportunity to be a holder of the RSUs subject to the terms and conditions of this Agreement, the Award Notice and the Plan.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of Company Stock and Administration. Subject to the restrictions, forfeiture provisions and other terms and conditions set forth herein and in the Plan and Award Notice, the Company grants to Participant an Award of the number of RSUs identified in the Award Notice, which after the applicable Vesting Date, as described below, shall entitle Participant to receive the number of shares of Company Stock equal to the number of RSUs that have become vested on the applicable Vesting Date. This Agreement the Award Notice of grant of RSUs are subject to the terms and conditions of the Plan, and the terms and conditions of the Plan shall control except to the extent otherwise permitted or authorized in the Plan and specifically addressed in this Agreement. The Plan, the Award Notice and this Agreement shall be administered by the Committee pursuant to the Plan.

2.Vesting Dates. The RSUs shall vest on the dates provided in the Award Notice.

3.Forfeiture. If Participant’s Employment or service as a Director is terminated by the Company and its Affiliates or Participant for any reason other than as described in the Award Notice prior to a Vesting Date, then Participant shall immediately forfeit all RSUs which are not vested. Any RSUs forfeited under this Agreement shall automatically revert to the Company and become canceled.

4.Settlement. Upon becoming vested pursuant to the Award Notice, the Company shall issue or cause to be issued a number of shares of Company Stock equal to the number of RSUs granted to Participant that have become vested on the applicable Vesting Date. All such shares of Company Stock shall be issued within 30 days of the Vesting Date.

5.Tax Requirements.

Tax Withholding. This grant of RSUs is subject to and the Company shall have the power and the right to deduct or withhold from cash amounts payable to the Participant from the Company or an Affiliate or require the Participant to remit to the Company a cash amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the RSUs granted, the Plan and this Agreement.

6.Miscellaneous.

a.Certain Transfers Void. Any purported transfer of shares of Company Stock or RSUs in breach of any provision of this Agreement and Plan shall be void and ineffectual, and shall not operate to transfer any interest or title in the purported transferee.

b.No Fractional Shares. All provisions of this Agreement concern whole shares of Company Stock, and no fractional shares shall be issued.

c.Not an Employment or Service Agreement. This Agreement is not an employment agreement, and this Agreement shall not be, and no provision of this Agreement shall be construed or interpreted to create any right of Participant to continue Employment with or provide services to the Company, its Subsidiaries or any Affiliate.

d.Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile or electronic means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to Participant at his address indicated on the Company’s stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile or electronic means (confirmation of such receipt by confirmed facsimile or electronic transmission being deemed receipt of communications sent by facsimile or electronic means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested. Notwithstanding the foregoing, electronic signatures and delivery will only be permitted if it is acceptable under applicable law.

e.Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and, to the extent required under the Plan, by the Participant. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Participant. The failure of any party at any time or times to require performance of any provisions hereof, shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.

f.Governing Law and Severability. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by U.S. federal law, the laws of Canada or the laws of the Province of British Columbia. The obligation of the Company to sell and deliver Company Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Company Stock.

g.Successors and Assigns. Subject to the limitations which this Agreement and Plan impose upon transferability of shares of Company Stock, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and Participant, and Participant’s permitted assigns and upon death, estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

h.Community Property. Each spouse individually is bound by, and such spouse’s interest, if any, in any RSUs is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

i.Entire Agreement. This Agreement together with the Award Notice and the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

j.Compliance with Other Laws and Regulations. This Agreement, the grant of RSUs and issuance of Company Stock shall be subject to all applicable U.S. federal and state and Canadian and Province of British Columbia or other foreign laws, rules, regulations and applicable rules and regulations of any exchanges on which such securities are traded or listed, and Company rules or policies. Any determination in which connection by the Committee shall be final, binding and conclusive on the parties hereto and on any third parties, including any individual or entity.

k.Independent Legal and Tax Advice. The Participant has been advised and Participant hereby acknowledges that he has been advised to obtain independent legal and tax advice regarding this Agreement, grant of the RSUs and the disposition of such shares, including, without limitation, the impact of Code Section 409A.

7.Counterparts and Electronic Execution. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Participant’s electronic acceptance of the Award Notice shall be deemed to be Participant’s execution and acceptance of this Agreement subject to the terms of the Award Notice and the Plan.

8.No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to the shares of Company Stock underlying the RSUs and this Agreement until such RSUs are vested and shares of Company Stock have been issued to Participant.

9.Code Section 409A. The Committee shall to the extent applicable interpret and construe this Award to comply with Code Section 409A and Section 24 of the Plan, and to the extent required a Change in Control shall be limited to a Change in Control that complies with Code Section 409A. The Committee may interpret or amend this Award to comply with Code Section 409A without the Participant’s consent even if such amendment would have an adverse effect on this Award. To the extent required under Code Section 409A, in the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of the foregoing and to the extent required by Code Section 409A with respect to an Award, the terms “separation from service” and “specified employee” all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee. Furthermore, to the extent required under Code Section 409A, none of the Company, the Committee or Board shall have any discretion otherwise provided in the Plan or herein to the extent such discretion is prohibited under Code Section 409A for compliance with Code Section 409A with respect to deferred compensation including, without limitation, any discretion to accelerate or substitute as permitted under the Plan or determine an event is or is not a Change in Control. Notwithstanding the foregoing, none of the Company, any Affiliate or any officer, director, employee, shareholder or any agent of any of them guarantees or is responsible for the tax consequences to a Participant with respect to this Award under the Plan and the administration of the Plan, including without limitation, any excise or penalty tax or interest under Code Section 409A. Participant is advised to consult Participant’s tax advisor with respect to this Award and the tax consequences of this Award of RSUs and any payments hereunder.

10.Clawback. This Agreement is subject to any clawback policies that the Company, with the approval of the Board, may adopt from time to time, and as amended from time to time. Any such policy may subject the RSUs and Company Stock issued with respect to the RSUs under this Agreement to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

11.Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all the terms and provisions of the Plan, the Award Notice and this Agreement. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date as set out on the Award Notice.

COMPANY:

VIEMED HEALTHCARE, INC.

By:
Name:
Title:

PARTICIPANT:

By:
Name:

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